                                                                 Exhibit (A)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                              Give the NAME and
For this type of account:     SOCIAL SECURITY
                              number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Husband and wife (joint    The actual owner
 account)                     of the account
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust account   trustee(1)
      (grantor is also
      trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law



                               Give the EMPLOYER
For this type of account:      IDENTIFICATION
                               number of --
---------------------------------------------------
 8. Sole proprietorship        The owner(4)
 account
 9. A valid trust, estate, or  The Legal entity
  pension trust                (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(5)
10. Corporate account          The corporation
11. Religious, charitable, or  The organization
  educational organization
  account
12. Partnership account held   The partnership
  in the name of the business
13. Association, club, or      The organization
  other tax-exempt
  organization
14. A broker or registered     The broker or
 nominee                       nominee



---------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Substitute Form W-9                                                       PAGE 2
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Obtaining a Number
If you don't have a taxpayer            . A trust exempt from tax under
identification number or you don't        section 664 or described in section
know your number, obtain Form SS-5--      4947.
Application for a Social Security       Exempt payees described above should
Number Card, or Form SS-4--Application  file Form W-9 to avoid possible for Employer Identification Number, at  erroneous backup withholding. FILE
the local office of the Social          THIS FORM WITH THE PAYER, FURNISH YOUR
Security Administration or the          TAXPAYER IDENTIFICATION NUMBER, WRITE
Internal Revenue Service and apply for  "EXEMPT" ON THE FACE OF THE FORM, AND
a number. You can get Forms SS-4 from   RETURN IT TO THE PAYER.
the IRS by calling 1-800-TAX-FORM (1-    Certain payments other than interest,
800-829-3676).                          dividends, and patronage dividends
                                        that are not subject to information
Payees Exempt from Backup Withholding   reporting are also not subject to
                                        backup withholding. For details, see
                                        the regulations under sections 6041,
                                        6041A (a), 6045, and 6050A of the
                                        Code.

The following payees are specifically
exempted from backup withholding on
ALL payments:

 .An organization exempt from tax
 under section 501(a) of the Internal
 Revenue Code (the "Code"), an          Privacy Act Notice.--Section 6109 of
 individual retirement plan, or a       the Code requires most recipients of
 custodial account under section        dividend, interest, or other payments
 403(b)(7), if the account satisfies    to give taxpayer identification
 the requirements of section            numbers to payers who must report the
 401(f)(2).                             payments to the IRS. The IRS uses the
 .The United States or any of its        numbers for identification purposes.
 agencies or instrumentalities.         Payers must be given the numbers
 .A State, the District of Columbia, a   whether or not recipients are required
 possession of the United States, or    to file tax returns. Payers must
 any of their political subdivisions    generally withhold 31% of taxable
 or instrumentalities.                  interest, dividend, and certain other
 .A foreign government or any of its     payments to a payee who does not
 political subdivisions, agencies, or   furnish a taxpayer identification
 instrumentalities.                     number to a payer. Certain penalties
 .An international organization or any   may also apply.
 of its agencies or
 instrumentalities.
The following payees may be exempt      Penalties
from backup withholding:                (1) Penalty for Failure to Furnish
 .A corporation.                         Taxpayer Identification Number.--If
 .A foreign central bank of issue.       you fail to furnish your taxpayer
 .A dealer in securities or              identification number to a payer, you
 commodities required in the United     are subject to a penalty of $50 for
 States, the District of Columbia, or   each such failure unless your failure
 a possession of the United States.     is due to reasonable cause and not to
 .A futures commission merchant          willful neglect.
 registered with the Commodity          (2) Civil Penalty for False
 Futures Trading Commission.            Information With Respect to
 .A real estate investment trust.        Withholding.--If you make a false
 .An entity registered at all times      statement with no reasonable basis
 during the tax year under the          that results in no imposition of
 Investment Company Act of 1940.        backup withholding, you are subject to
 .A common trust fund operated by a      a penalty of $500.
 bank under section                     (3) Criminal Penalty for Falsifying
 584(a) of the Code.                    Information.--Falsifying
 .                                       certifications or affirmations may
 An exempt charitable remainder         subject you to criminal penalties,
 trust, or a non-exempt                 including fines and/or imprisonment.
 trust described in section
 4947(a)(1) of the Code.

                                          FOR ADDITIONAL INFORMATION CONTACT
 .A financial institution.                     YOUR TAX CONSULTANT OR THE
 .                                              INTERNAL REVENUE SERVICE
 A middleman known in the investment
 community as a nominee or who is
 listed in the most recent
 publication of the American Society
 of Corporate Secretaries, Inc.,
 Nominee List.